UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 1, 2008

BOND LABORATORIES, INC.

Nevada	333-137170	20-3464383
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number )	(I.R.S. Employer Identification No.)

777 S. Highway 101, Suite 215 Solana Beach, CA		92075
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 858-847-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

NOT APPLICABLE
(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we",  "us",  "our",  "our company" refer to Bond Laboratories, Inc., a Nevada corporation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 1, 2008, we executed and closed an asset purchase agreement (the “Agreement”) with NDS Nutritional Products, Inc., a Nebraska corporation (“NDS Nutritional Products”) and Cory Wiedel and Ryan Zink, whereby pursuant to the terms and conditions of that Agreement, we acquired the assets, properties and rights of NDS Nutritional Products relating to the business of NDS Nutritional Products (except for certain excluded assets as disclosed in the Agreement). In addition, we assumed certain liabilities, as disclosed in the Agreement.

As consideration for the purchase of the assets, we agreed to pay Seven Hundred Thousand Dollars ($700,000) in cash, Three Hundred Fifty Thousand Dollars ($350,000) in the form of a secured promissory note payable in eighteen (18) fixed monthly installments and accruing interest at the rate of six percent (6%) per annum, an amount equal to the book value of those fixed assets of NDS Nutritional Products, in the form of a secured promissory note (the amount of which will be determined prior to Closing), an earn-out payment in the amount of Three Hundred Fifty Thousand Dollars ($350,000) (subject to certain adjustments as disclosed in the Agreement), payable in six (6) consecutive, equal, quarterly installments, an amount equal to the book value of the product inventory of NDS Nutritional Products which consists of component parts (i.e., lids, labels, bottles, boxes, packaging, etc, in the form of a secured promissory note,  payable in twelve (12) fixed monthly installments and accruing interest at the rate of six percent (6%) per annum(the amount of which will be determined prior to Closing), and the issuance by the Company of One Million Five Hundred Fifty Thousand (1,550,000) shares of unregistered Common Stock, par value $0.001 per share, of the Company, which shares company stock shall have such transfer rights and be subject to certain restrictions on resale and transfer as set forth in the Agreement and in that certain Stock Rights and Restriction Agreement by and among the Company, NDS Nutritional Products Seller, Cory Wiedel and Ryan Zink, and certain Company Shareholders.

The issuance of the securities above were effected in reliance on the exemptions for sales of securities  not involving a public  offering,  as set forth in Rule 506  promulgated  under the Securities Act of 1933, as amended (the  "Securities Act") and in Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

NDS Nutritional Products, Inc.

Started in 2001 NDS Nutritional Products, Inc is a wholesaler and distributor of nutritional products focusing on Weight Loss, Sports Nutrition and General Health.  Falling under NDS Nutritional Products, Inc are the Release Weight Loss line sold exclusively to GNC, the Professional Muscular Development line sold exclusively to GNC, the Dr. Health line sold exclusively to GNC, and the Infinite Labs product line sold through Distributors and large retailers in the United States, Canada, and Europe.

ITEM  2.01 - ACQUISITION OR DISPOSITION OF ASSETS.

See Item 1.01 above.

ITEM  3.02 - UNREGISTERED SALE OF EQUITY SECURITIES.

See Item 1.01 above.

ITEM 9.01 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	Financial statements of business acquired.

Following the closing on November 15, 2007, the financial statements required by this Item 9(a) will be filed by amendment to this Form 8-K within the period permitted by Item 9(a)(4) of Form 8-K.

(b)	Pro Forma financial information

Following the closing on November 15, 2007, the pro forma financial information required by this Item 9(b) will be filed by amendment to this Form 8-K within the period permitted by Item 9(b)(4) of Form 8-K.

(d) Exhibits

10.1	Agreement by and between Bond Laboratories, NDS Nutritional Products,
Inc., and Cory Wiedel and Ryan Zink, dated October 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

October 15, 2008

Bond Laboratories, Inc.

By:	/S/ Scott Landow
Scott Landow
Chief Executive Officer, Director